Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

ESS Tech, Inc.
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the ESS Tech, Inc. 2021 Equity Incentive Plan(2)	Other	5,400,000	$4.22(3)	$22,788,000	$92.70 per $1,000,000	$2,113
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to options outstanding under the Energy Storage Systems, Inc. 2014 Equity Incentive Plan(4)	Other	3,898,643	$0.83(5)	$3,235,874	$92.70 per $1,000,000	$300
Total Offering Amounts					$25,321,874		$2,413
Total Fee Offsets							$2,413
Net Fee Due							$0
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock, par value $0.0001 (“Common Stock”), per share that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of registrant’s common stock, as applicable.
(2)Represents additional shares of Common Stock that were automatically added to the shares authorized for issuance under the ESS Tech, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) on January 1, 2022, pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to the provision contained in the 2021 Plan, on the first day of each fiscal year beginning with the 2022 fiscal year and ending with the 2031 fiscal year, the number of shares authorized for issuance under the 2021 Plan is automatically increased by the least of (i) 15,260,000 shares of Common Stock,

(ii) five percent (5%) of the outstanding number of shares of Common Stock on the last day of the immediately preceding fiscal year, or (iii) such number of shares of Common Stock as determined by the administrator of the 2021 Plan.
(3)Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the Registrant’s registration fee on the basis of $4.22 per share, which is the average of the high and low prices of common stock, as reported on the New York Stock Exchange, on February 25, 2022.
(4)Represents shares of Common Stock reserved for issuance upon the exercise of underlying option awards (the “Assumed Awards”) issued upon conversion of existing option awards outstanding under the Energy Storage Systems, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”), immediately prior to the consummation of the transactions contemplated by the Business Combination Agreement, dated May 6, 2021, by and among the Registrant (formerly known as ACON S2 Acquisition Corp.), ESS Tech Subsidiary, Inc. (formerly known as ESS Tech, Inc.), and SCharge Merger Sub, Inc., that, on or after the effectiveness of the 2021 Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest. To the extent that, on or after the effectiveness of the 2021 Plan, any shares subject to Assumed Awards expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Registrant for payment of an exercise price or tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such awards will become available for issuance under the 2021 Plan.
(5)Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $0.83, which is the weighted-average exercise price (rounded to the nearest cent) of the shares issuable upon the exercise of Assumed Awards under the 2014 Plan being registered hereunder.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	ESS Tech, Inc.	S-1	333- 261900(1)	December 27, 2021		$2,413	Equity	Common Stock, par value $0.0001 per share	6,500,000	$74,692,800
Fee Offset Sources	ESS Tech, Inc.	S-1	333- 261900(1)		December 27, 2021						$6,950(2)
(1)    The registrant withdrew the registration statement on Form S-1 (No. 333-261900) by filing a Form RW on February 8, 2022. The withdrawn registration statement on Form S-1 (No. 333-261900) was not declared effective and no securities were sold thereunder.